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NORTH AMERICAN VAN LINES, INC.
CALCULATION OF EARNINGS TO FIXED CHARGES RATIO

                                                              NINE-MONTH
                                                 THREE MONTH  PERIOD FROM
                                                 PERIOD FROM   MARCH 29,
                                                 DECEMBER 28,    1998                                             THREE     THREE
                                                     1997      INCEPTION                                          MONTHS    MONTHS
                                      YEAR ENDED   THROUGH      THROUGH    YEAR ENDED   YEAR ENDED  YEAR ENDED    ENDED     ENDED
                                      DECEMBER 27, MARCH 28,  DECEMBER 26, DECEMBER 25,DECEMBER 31, DECEMBER 31, MARCH 31, MARCH 31,
EARNINGS                                 1997        1998         1998        1999         2000        2001        2002      2001
------------------------------------------------------------------------------------------------------------------------------------
Add: Pre-tax income from continuing    31,163      (1,335)      11,567      (1,117)      49,845      53,302        6,224     (4,360)
      operations before adjustment
      for minority interest in
      consolidated subs or income
      or loss from equity investees

     Fixed Charges                      4,717       1,352       15,716      28,103       79,332      80,028       16,896     20,712


                                      ----------------------------------------------------------------------------------------------



Subtotal                               35,880          17       27,283      26,986      129,177     133,330       23,120     16,352

Less: Interest capitalized                                                                  183         578          117        170
                                                                                                          -
                                      ----------------------------------------------------------------------------------------------


Total Earnings                         35,880          17       27,283      26,986      128,994     132,752       23,003     16,182
                                      ==============================================================================================

                                                              NINE-MONTH
                                                 THREE MONTH  PERIOD FROM
                                                 PERIOD FROM   MARCH 29,
                                                 DECEMBER 28,    1998                                             THREE     THREE
                                                     1997      INCEPTION                                          MONTHS    MONTHS
                                      YEAR ENDED   THROUGH      THROUGH    YEAR ENDED   YEAR ENDED  YEAR ENDED    ENDED     ENDED
                                      DECEMBER 27, MARCH 28,  DECEMBER 26, DECEMBER 25,DECEMBER 31, DECEMBER 31, MARCH 31, MARCH 31,
FIXED CHARGES                            1997        1998         1998        1999         2000        2001        2002      2001
------------------------------------------------------------------------------------------------------------------------------------
Interest expensed                         602           -       11,567      21,409       67,251      62,001       12,576     15,837
Interest capitalized                        -           -            -           -          183         578          117        170

Estimate of interest in rental expense  4,115       1,352        4,149       6,694       11,898      17,449        4,203      4,705
                                      ----------------------------------------------------------------------------------------------

Total Fixed Charges                     4,717       1,352       15,716      28,103       79,332      80,028       16,896     20,712
                                      ==============================================================================================

Earnings to Fixed Charges Ratio          7.61        0.01         1.74        0.96         1.63        1.66         1.36       0.78

Amount Earnings is Insufficient to
Cover Fixed Charges                                (1,335)                  (1,117)                                          (4,530)
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